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                                                                     EXHIBIT 3.1


                           [STATE OF CALIFORNIA LOGO]



                               SECRETARY OF STATE



         I, BILL JONES, Secretary of State of the State of California, hereby certify:

         That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


                                              IN WITNESS WHEREOF, I execute
                                                 this certificate and affix
                                                 the Great Seal of the State
                                                 of California this

                                                 July 23, 1997
                                                 ---------------------------





[SEAL]                                           /s/ BILL JONES
                                                 ---------------------------
                                                 Secretary of State
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                                                        ENDORSED
                                                          FILED
                                          In the office of the Secretary of
                                          State of the State of California

                                                   July 22 1997

                                          /s/ BILL JONES
                                          ---------------------------------
                                          BILL JONES, Secretary of State


                           ARTICLES OF INCORPORATION

                                       OF

                          VINLAND PROPERTY CORPORATION


         The undersigned natural persons of full age, as incorporators and as the appropriate officers pursuant to Section 200.5(c) of the General Corporation Law of the State of California, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Corporations Code of the State of California, do hereby adopt the following Articles of Incorporation.

                                   ARTICLE I

         Vinland Property Trust, an existing unincorporated association, is being incorporated by the filing of these Articles of Incorporation pursuant to
Section 200.5 of the California General Corporation Law.

                                   ARTICLE II

         The name of this corporation is Vinland Property Corporation.

                                  ARTICLE III

         The existence of this corporation shall be perpetual.

                                   ARTICLE IV

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE V

         The name of this corporation's initial agent for service of process in the State of California is CT Corporation System, a Delaware corporation.





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                                   ARTICLE VI

         (a) The total number of shares of all classes which the corporation shall have authority to issue is 30,000,000 shares, of which 20,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock" and 10,000,000 shares, par value $0.01 per share, shall be of a class designated "Special Stock."

         (b) The Special Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of Special Stock, and to fix the number of shares of any series of Special Stock and the designation of any such series of Special Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

         (c) Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Special Stock, the exclusive voting power of the corporation shall be vested in the Common Stock of the corporation. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the shareholders of the corporation.

                                  ARTICLE VII

         (a) The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         (b) Whenever the holders of any one or more series of Special Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article VI applicable thereto.





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                                  ARTICLE VIII

         (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or, otherwise, to the fullest extent permissible under California law.

         (c)     Any amendment, repeal or modification of any provision of this
Article VIII shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

         IN WITNESS WHEREOF, the undersigned have executed these Articles of Incorporation this 17 day of July, 1997 in accordance with the provisions of
Section 200.5(c) of the California General Corporation Law.


                                       /s/ WILLIAM S. FRIEDMAN
                                       ----------------------------------------
                                       William S. Friedman, President, Vinland
                                       Property Trust and Incorporator of
                                       Vinland Property Corporation



                                       /s/ LAWRENCE HARTMAN
                                       ----------------------------------------
                                       Lawrence Hartman, Secretary, Vinland
                                       Property Trust and Incorporator of
                                       Vinland Property Corporation





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                                  DECLARATION

         Under penalty of perjury, the undersigned officers of Vinland Property Trust (the "Trust") hereby verify that the incorporation of the Trust has been approved by the trustees of the Trust and has been approved by the affirmative vote of a majority of the outstanding voting shares of beneficial interest, in accordance with the provisions of Section 200.5(a) of the California General Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this Declaration as of July 17, 1997 in New York, New York.



                                       /s/  WILLIAM S. FRIEDMAN
                                       ----------------------------------------
                                       William S. Friedman, President, Vinland
                                       Property Trust and Incorporator of
                                       Vinland Property Corporation



                                       /s/  LAWRENCE HARTMAN
                                       ----------------------------------------
                                       Lawrence Hartman, Secretary, Vinland
                                       Property Trust and Incorporator of
                                       Vinland Property Corporation





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